Exhibit 4.8
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].

1ST AMENDMENT TO THE COLOCATION AGREEMENT No. CT:02827/19
By this private instrument, on one side,
UD TECNOLOGIA S.A., company headquartered at Alameda Glete, 700, 2nd floor, Campos Elíseos, in the City of São Paulo, State of São Paulo, enrolled with the National Corporate Taxpayers’ Registry (“CNPJ”) under No. 34.562.112/0001-58, herein represented pursuant to its corporate acts, hereinafter simply referred to as “UD TECNOLOGIA”, and on the other side,
PAGSEGURO INTERNET S.A., company headquartered in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, No. 1384, 4th floor, parte A, Jardim Paulistano, Brazil, Postal Code 01451-001, duly enrolled with the CNPJ/MF under No. 08.561.701/0001-01, herein represented pursuant to its corporate acts, hereinafter simply referred to as “CLIENT”,
Whereas:
(i)The CLIENT and UOL DIVEO TECNOLOGIA LTDA. (“UOL DIVEO”) hereby execute the Colocation Agreement No. CT:02827/19 as of July 1st, 2019 (“Agreement”);
(ii)The rights and obligations of UOL DIVEO hereunder have been assigned to UD TECNOLOGIA through “Assignment Instrument for Colocation Agreement No. CT:02827/19” entered into between UOL DIVEO and UD TECNOLOGIA as of December 1st, 2019, with full consent from the CLIENT;
(iii)The parties have agreed on formalizing the hiring of new items supplementing the scope of the agreement and other covenants.
The parties have decided to enter into this 1st Amendment Instrument to the Agreement, pursuant to the following terms and conditions established below.
SECTION 1 - PURPOSE
1.1    The purpose of this Amendment is to change sections 2.2 and 8.1 of the Agreement, which shall be governed by the following wording:
“2.2. The parties hereby elect IPCA as the monetary adjustment index, annually applicable to the prices included in the Chart above, taking into account the IPCA variation during the twelve (12) months before the month of January of each year (starting on January 1st, 2019), which is considered the base date of the Agreement. If the index is not available, or if permitted by law or by court order, the official index replacing IPCA shall be applied, or if it does not exist, another index with a monthly variation, calculated on a pro-rata basis, which best reflects the inflationary effects of the national currency will be adopted.”
“8.1. The Parties may not assign or transfer, whether in full or partially, this Agreement, or the rights and obligations arising from this instrument, without the previous and express consent from the other Party. Except as otherwise provided in this Agreement, the SERVICE PROVIDER may assign, whether in full or partially, the receivables resulted from this Agreement to any person, including to creditors, as security to loans.”
1.2    This Amendment also has the purpose to formalize that newly acquired services or products together with the Colocation, such as Golden Jumper or security services may be acquired by the CLIENT from UD TECNOLOGIA upon express agreement between the parties. Such additional services shall have their technical scope and fees established in their associated Technical and Business Proposals, which upon signature by the parties, shall become an integral part of the Agreement.

1.3    The parties hereby agree that UD TECNOLOGIA shall have, for the period of 5 years as from the date hereof, the same preemptive right as third parties (including, but not limited to, financial and technical conditions, service levels and support) to provide colocation services (“Colocation Services”) to the CLIENT in Brazil. If the CLIENT requests, obtains or receives a proposal from any individual or legal entity (“Third Party”) concerning the Colocation Services, the CLIENT must promptly notify UD TECNOLOGIA before entering into any agreement or binding document related to the Colocation Services. UD TECNOLOGIA shall have 15 days as from the receipt of such notice in order to exercise its preemptive right (however, not an obligation) to perform the Colocation Services to the CLIENT under the same terms and conditions offered by the Third Party. If UD TECNOLOGIA submits a notice to the CLIENT (as the case may be) exercising its preemptive right, the CLIENT (on one side) and UD TECNOLOGIA (on the other side) must execute an agreement or any other binding instrument for the performance of Colocation Services within 10 days as from the submission of the notice by UD TECNOLOGIA exercising its preemptive right. The price of any Colocation Service hired between the CLIENT and UD TECNOLOGIA shall be added to the amounts due under the Agreement, and they shall not be used to amortize the Minimum Commitment provided in the Agreement and the Amendment, entered into on the date hereof between the CLIENT, BANCOSEGURO S.A., UNIVERSO ONLINE S.A., UOL DIVEO TECNOLOGIA LTDA. and UD TECNOLOGIA.
1.3.1    The omission or non-compliance, by UD TECNOLOGIA, within 15 days as per Section 1.3 above, shall be construed as the non-exercise, by UD TECNOLOGIA, of its preemptive right, thus, the CLIENT is free to hire Colocation Services from Third Parties.
SECTION 2 - GENERAL PROVISIONS
2.1    Although this instrument is executed on the date hereof, all of its effects shall be applied on a retroactive basis as from August 1st, 2019, when the Parties had already started the commercial negotiation.
2.2    Sections Sixteen and Seventeen of the Agreement are included herein for reference, mutatis mutandis.
IN WITNESS WHEREOF, the Parties have executed this Amendment in two (02) counterparts, same in form and content, ratifying all other clauses and conditions previously agreed, except for the clauses expressly amended herein, which shall remain unchanged.
São Paulo, April 22, 2020.

PAGSEGURO INTERNET S.A.

-DocuSigned by: /s/ Judith Brito	-DocuSigned by: /s/ Eduardo Alcaro
Name: Judith Brito	Name: Eduardo Alcaro
[*****]	[*****]

UD TECNOLOGIA S.A.

-DocuSigned by: /s/ Gil Torquato	-DocuSigned by: /s/ Marcelo Epperlein
Name: Rogildo Torquato Landim	Name: Marcelo Epperlein
ID (R.G.) No.: [*****]	ID (R.G.) No.: [*****]

WITNESSES:

-DocuSigned by: /s/ Fabiana Algaves	-DocuSigned by: /s/ Karina Spina de Mouraa
Name: Fabiana Algarves	Name: Karina Spina de Mouraa
ID No.: [*****]	ID No.: [*****]

[*****] Confidential information redacted

Completion Certificate
Envelope ID: 2A1523176D11422C931B588ED88755A5		Status:
Completed Subject: DocuSign: Project Dynamite - Colocation Agreement Pagseguro - First Amendment (EXECUTION VERSIO...
Source Envelope:
Document Pages: 2	Signatures: 6	Envelope Sent by:
Certificate Pages: 8	Initials: 0	Helena Diniz Ribeiro Klemp
AutoNav: Enabled		Av. Brigadeiro Faria Lima, 1.384
Envelope ID Stamping: Enabled		SP, SP 01452-002
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		[*****]IP Address: [*****]

Record Tracking
Status: Original	Holder: Helena Diniz Ribeiro Klemp	Location: DocuSign
04/22/2020 05:27:34	[*****]

Signer Events	Signature	Timestamp
Eduardo Alcaro
[*****] CFO		Sent: 04/22/2020 05:29:44
Security Level: E-mail, Account Authentication	-DocuSign by:	Viewed: 04/22/2020 05:46:47
(None)	Signature established by: Pre-set style	Signed: 04/22/2020 05:49:05
Using IP Address: [*****]

Electronic Record and Signature Disclosure:
Accepted: 02/04/2019 04:07:27
ID: [*****]
Fabiana Algaves [*****]	-DocuSign by:	Sent: 04/22/2020 05:29:44
ANALISTA DE CONTRATOS		Viewed: 04/22/2020 06:18:06
UNIVERSO ONLINE SA	Signature adoption: Pre-selected Style IP Address: [*****]	Signed: 04/22/2020 06:18:10
Security Level: E-mail, Account Authentication (None)

[*****] Confidential information redacted

Electronic Record and Signature Disclosure:
Not offered via DocuSign
Gil Torquato [*****]	-DocuSign by:	Sent: 04/22/2020 05:29:44
CEO UOLDIVEO		Viewed: 04/22/2020 05:38:50
CEO	Signature adoption: Pre-selected Style IP Address: [*****]	Signed: 04/22/2020 05:38:56
Security Level: E-mail, Account Authentication (None)

Electronic Record and Signature Disclosure:
Accepted: 04/22/2020 05:38:50
ID: [*****]
Judith Brito	-DocuSign by:	Sent: 04/22/2020 05:29:44
[*****]		Viewed: 04/22/2020 05:48:40
Security Level: E-mail, Account Authentication (None)	Signature adoption: Pre-selected Style IP Address: [*****]Signed using cellphone	Signed: 04/22/2020 05:50:25

Electronic Record and Signature Disclosure:
Accepted: 04/22/2020 05:48:40
ID: [*****]

[*****] Confidential information redacted

Signer Events	Signature	Timestamp
Karina Spina de Moura	-DocuSign by:	Sent: 04/22/2020 05:29:45
[*****]		Viewed: 04/22/2020 05:33:01
Security Level: E-mail, Account Authentication (None)	Signature adoption: Pre-selected Style IP Address: [*****]	Signed: 04/22/2020 05:33:10

Electronic Record and Signature Disclosure:
Accepted: 03/21/2018 11:27:22
ID: [*****]
Marcelo Epperlein	-DocuSign by:	Sent: 04/22/2020 05:29:44
[*****] CFO		Viewed: 04/22/2020 07:39:10
CFO	Signature adoption: Pre-selected Style IP	Signed: 04/22/2020 07:40:40
Security Level: E-mail, Account Authentication (None)	Address: [*****]

Electronic Record and Signature Disclosure:
Accepted: 08/31/2018 13:30:22
ID: [*****]

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamp
Envelope sent	Hashed/Encrypted	04/22/2020 05:29:45
Certified delivery	Security checked	04/22/2020 07:39:10
Signing complete	Security checked	04/22/2020 07:40:40
Completed	Security checked	04/22/2020 07:40:40
Payment Events	Status	Timestamp
Electronic Record and Signature Disclosure

[*****] Confidential information redacted

Electronic Record and Signature Disclosure created on: 12/27/2017 06:27:37
Parties agreed to: Eduardo Alcaro, Gil Torquato

CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND SIGNATURE DISCLOSURES
Electronic Record and Signature Disclosure
From time to time, UOL - UNIVERSO ONLINE S/A may be required by law to provide you with certain written notices or disclosures. Described below are the terms and conditions for us to provide you with such notices and disclosures electronically through the DocuSign, Inc. (DocuSign) electronic signature system. Read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, confirm your agreement by clicking the ‘I agree’ button at the bottom of this document.
Getting paper copies
At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print the documents we send to you through the DocuSign system during and immediately after the signature session, and, if you elect to create a DocuSign user account, you may access them for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish to get paper copies of any such documents to be sent from our office to you, you will not be charged a per-page fee. You may request delivery of such paper copies from us by following the procedure described below.
Withdrawing your consent
If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us thereafter that you want to receive notices and disclosures only in paper format. The procedure to inform us of your decision to receive future notices and disclosures in paper format and withdraw your consent to receive notices and disclosures electronically is described below.
Consequences of changing your mind
If you elect to receive notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and provide services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of receipt of such paper notices or disclosures. To let us know that you are changing your mind, you must withdraw your consent using the DocuSign “Withdraw Consent” form on the signature page of a DocuSign envelope instead of signing it. This will indicate to us that you have withdrawn your consent to receive notices and disclosures electronically from us and you will no longer be able to use the DocuSign system to receive notices and consents electronically from us or to electronically sign documents sent by us.
All notices and disclosures will be sent to you electronically
Unless you tell us otherwise in accordance with the procedures described herein, we will electronically send you through the DocuSign system all required notices, disclosures, authorizations, acknowledgments, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you using the same method and to the same address you have informed us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, let us know as described below. Also see the paragraph immediately above that describes the consequences if you elect not to receive notices and disclosures electronically from us.
How to contact UOL - UNIVERSO ONLINE S/A:
You may contact us to let us know of your changes on how we should contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically, as provided below: To contact us by email send messages to: [*****]
To contact us by email send messages to: UOL - UNIVERSO ONLINE S/A

[*****] Confidential information redacted

To inform of your new e-mail address to UOL - UNIVERSO ONLINE S/A:
To let us know of a change in your e-mail address to which we should send notices and disclosures electronically to you, you must send us an e-mail to [*****] providing: your previous e-mail address and your new e-mail address. We do not require any other information from you to change your e-mail address. We do not require any other information from you to change your email address.
In addition, you must notify DocuSign, Inc. in order to reflect your new e-mail address in your DocuSign account by following the process for changing e-mail in the DocuSign system.
To request paper copies from UOL - UNIVERSO ONLINE S/A:
To request us to send you paper copies of the notices and disclosures previously provided by us to you electronically, you must send an e-mail to [*****] and provide: your e-mail address, full name, Brazil Postal address, and telephone number. We will charge you for the amount of the copies, if applicable.
To withdraw your consent to UOL - UNIVERSO ONLINE S/A:
To inform us that you no longer want to receive future notices and disclosures in electronic format you may:
(i)refuse to sign a document in your DocuSign session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent; or you may
(ii)send an e-mail to [*****] and provide your e-mail address, full name, Brazil Postal Address, and telephone number. We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online documents will be that transactions may take longer to process. We do not require any other information from you to change your email address. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.
Required hardware and software**:
(i)Operating Systems: Windows® 2000, Windows® XP, Windows Vista®; Mac OS®
(ii)Browsers: Latest versions Internet Explorer® 6.0 or above (only Windows); Mozilla Firefox 2.0 or above (Windows and Mac); Safari™ 3.0 or above (only Mac)
(iii)PDF readers: Acrobat® or similar software may be required to view and print PDF files.
(iv)Screen Resolution: 800 x 600 minimum
(v)Enabled Security Settings: Allow per session cookies

** These minimum requirements are subject to change. If these requirements change, you will be asked to re-accept the disclosure. Pre-release (e.g. beta) versions of operating systems and browsers are not supported.
[*****] Confidential information redacted

Acknowledging your access and consent to receive materials electronically:
To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please make sure you read this electronic disclosure and are able to print on paper or electronically save this page for your future reference and access or are able to e-mail this disclosure and consent to an e-mail address in which you will be able to print on paper or save this page for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format under the terms and conditions described above, let us know by clicking the “I agree” button below.
By checking the “I agree” box, I confirm that:
(i)I can access and read this Electronic CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND CONSUMER SIGNATURE DISCLOSURES; and
(ii)I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and (iii) Until or unless I notify UOL - UNIVERSO ONLINE S/A as described above, I consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to me by UOL - UNIVERSO ONLINE S/A during the course of my relationship with you.

Electronic Record and Signature Disclosure created on: 02/07/2018 05:43:37
Parties agreed to: Judith Brito, Karina Spina de Moura, Marcelo Epperlein

CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND SIGNATURE DISCLOSURES
Electronic Record and Signature Disclosure
From time to time, we may be required by law to provide you with certain written notices or disclosures. Described below are the terms and conditions for us to provide you with such notices and disclosures electronically through the DocuSign, Inc. (DocuSign) electronic signature system. Read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, confirm your agreement by clicking the ‘I agree’ button at the bottom of this document.
Getting paper copies
At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print the documents we send to you through the DocuSign system during and immediately after the signature session, and, if you elect to create a DocuSign user account, you may access them for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish to get paper copies of any such documents to be sent from our office to you, you will not be charged a per-page fee. You may request delivery of such paper copies from us by following the procedure described below.
Withdrawing your consent
If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us thereafter that you want to receive notices and disclosures only in paper format. The procedure to inform us of your decision to receive future notices and disclosures in paper format and withdraw your consent to receive notices and disclosures electronically is described below.
Consequences of changing your mind
If you elect to receive notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and provide services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of receipt of such paper notices or disclosures. To let us know that you are changing your mind, you must withdraw your consent using the DocuSign “Withdraw Consent” form on the signature page of a DocuSign envelope instead of signing it. This will indicate to us that you have withdrawn your consent to receive notices and disclosures electronically from us and you will no longer be able to use the DocuSign system to receive notices and consents electronically from us or to electronically sign documents sent by us.
All notices and disclosures will be sent to you electronically
Unless you tell us otherwise in accordance with the procedures described herein, we will electronically send you through the DocuSign system all required notices, disclosures, authorizations, acknowledgments, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you using the same method and to the same address you have informed us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, let us know as described below. Also see the paragraph immediately above that describes the consequences if you elect not to receive notices and disclosures electronically from us.

How to contact us:
You may contact us to let us know of your changes on how we should contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically, as provided below: To contact us by email send messages to:
To inform of your new e-mail address:
To let us know of a change in your e-mail address to which we should send notices and disclosures electronically to you, you must send us an e-mail and provide: your previous e-mail address and your new e-mail address. We do not require any other information from you to change your e-mail address.
In addition, you must notify DocuSign, Inc. in order to reflect your new e-mail address in your DocuSign account by following the process for changing e-mail in the DocuSign system.
To request paper copies from us:
To request us to send you paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an e-mail and provide: your e-mail address, full name, Brazil Postal address, and telephone number. We will charge you for the amount of the copies, if applicable.
To withdraw your consent to us:
To inform us that you no longer want to receive future notices and disclosures in electronic format you may:
(i)refuse to sign a document in your DocuSign session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent; or you may
(ii)send us an e-mail and provide your e-mail address
full name, Brazil Postal Address, and telephone number. We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online documents will be that transactions may take longer to process.
Required hardware and software**:
(i)Operating Systems: Windows® 2000, Windows® XP, Windows Vista®; Mac OS®
(ii)Browsers: Latest versions Internet Explorer® 6.0 or above (only Windows); Mozilla Firefox 2.0 or above (Windows and Mac); Safari™ 3.0 or above (only Mac)
(iii)PDF readers: Acrobat® or similar software may be required to view and print PDF files.
(iv)Screen Resolution: 800 x 600 minimum
(v)Enabled Security Settings: Allow per session cookies

** These minimum requirements are subject to change. If these requirements change, you will be asked to re-accept the disclosure. Pre-release (e.g. beta) versions of operating systems and browsers are not supported.

Acknowledging your access and consent to receive materials electronically:
To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please make sure you read this electronic disclosure and are able to print on paper or electronically save this page for your future reference and access or are able to e-mail this disclosure and consent to an e-mail address in which you will be able to print on paper or save this page for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format under the terms and conditions described above, let us know by clicking the “I agree” button below.
By checking the “I agree” box, I confirm that:
(i)I can access and read this Electronic CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND CONSUMER SIGNATURE DISCLOSURES; and
(ii)I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and (iii) Until or unless I notify as described above, I consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to me by during the course of my relationship with you.